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                                                                Exhibit 99(g)(3)

                                 AMENDMENT NO. 2
                                     To the
                            MASTER CUSTODIAN CONTRACT

     Amendment, effective as of April 30, 2003, to the Master Custodian Contract dated September 26, 2001, (the "Contract") among Each Registered Investment Company Identified on Appendix A (each, a "Fund") and State Street Bank and Trust Company (the "Custodian").

     WHEREAS, the Custodian and the Fund wish to document recent changes, mergers, and name changes for various series of each Fund under the Contract, as reflected below;

     WHEREAS, St. Clair Funds, Inc. (the "Fund"), on behalf of each of its series (each, a "Portfolio") as part of an Agreement and Plan of Reorganization and Redomiciliation, ("Reorganization Plan") dated as of February 11, 2003, reorganized some of the Fund's Portfolios under a new registered investment company, Munder Series Trust (the "New Trust");

     WHEREAS, under the Reorganization Plan, the assets of each Portfolio (except for those terminated below) of St. Clair Funds, Inc. were acquired by a corresponding Portfolio ("New Portfolio") of the New Trust, and each New Portfolio assumed all responsibilities and liabilities of the corresponding Portfolio;

     NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and the Fund agree to amend the Contract as follows:

1. The following Portfolios under each appropriate Fund have been terminated from the Contract, as of the dates shown:

     St. Clair Funds, Inc.
     Munder Institutional S & P 500 Index Equity Fund (October 1, 2002) Munder Institutional Short Term Treasury Fund (May 7, 2002)
     The Munder Funds, Inc.
     Munder Digital Economy Fund (May 3, 2002)
     Munder Money Market Fund (January 24, 2003)
     Munder International NetNet Fund (May 3, 2002)
     Munder Fund of Funds (April 9, 2003)
     Munder Bio(Tech)/2/ Fund (Effective May 2, 2003)
     Munder Large-Cap Growth Fund (Effective May 2, 2003)
     The Munder Framlington Funds Trust
     Munder Framlington Global Financial Services Fund (May 3, 2002).

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2.   St. Clair Funds, Inc., hereby notifies the Custodian that the name of one of its Portfolios has been changed, effective April 30, 2003, as follows:
     Liquidity Plus Money Market Fund has been changed to Liquidity Money Market Fund.

3. The Munder Funds Trust hereby notifies the Custodian that the name of one of its Portfolios has been changed, effective April 30, 2003, as follows:
     Munder Tax-Free Short-Intermediate Bond Fund has been changed to Munder Tax-Free Short & Intermediate Bond Fund.

4. The New Trust hereby requests the Custodian, under Sections 18 and 19 of the Contract, to render services for the New Trust, Munder Series Trust, a Delaware statutory trust, and each of its New Portfolios as listed below:

     A.   Munder Institutional Government Money Market Fund
     B.   Munder Institutional Money Market Fund
     C.   Munder S&P MidCap Index Equity Fund
     D.   Munder S&P SmallCap Index Equity Fund

     IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

     St. Clair Funds, Inc.
          On behalf of its Portfolios

     The Munder Funds, Inc.
          On behalf of its Portfolios

     The Munder Framlington Funds Trust
          On behalf of its Portfolios

     The Munder Funds Trust
          On behalf of its Portfolios

     Munder Series Trust
     On behalf of its Portfolios

     By: /s/ Melanie Mayo West
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     Name:  Melanie Mayo West
     Title: Assistant Secretary

     State Street Bank and Trust Company

     /s/ Joseph L. Hooley
     --------------------
     Name:  Joseph L. Hooley
     Title: Executive Vice President

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